UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 6, 2006
LIBERTY GLOBAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51360 (Commission File Number)	20-2197030 (IRS Employer Identification #)
12300 Liberty Boulevard Englewood, CO 80112
(Address of Principal Executive Office)
(303) 220-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Liberty Global, Inc. Compensation Policy for Nonemployee Directors
          On June 7, 2006, the board of directors of the Registrant and the Nominating and Corporate Governance Committee of the board adopted the Liberty Global, Inc. Compensation Policy for Nonemployee Directors (as Amended and Restated Effective June 7, 2006) (the “Nonemployee Directors Compensation Policy”), which amended the existing policy to provide for, among other things, the ability of each continuing nonemployee director to elect to receive the annual equity grant in the form of either (a) stock options for 10,000 shares of Series A common stock and stock options for 10,000 shares of Series C common stock as was provided under the existing policy or (b) (i) stock options for 5,000 shares of Series A common stock and stock options for 5,000 shares of Series C common stock and (ii) a number of restricted shares of Series A common stock and a number of restricted shares of Series C common stock having, in each case, an aggregate fair market value equal to the option value of the option award for 5,000 shares of the same series of common stock. The foregoing summary description of the Nonemployee Director Compensation Policy is qualified in its entirety by reference to the full text thereof set forth as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, dated June 6, 2006 (File No. 000-51360).
          The annual equity grants described above are made under the Registrant’s 2005 Nonemployee Director Incentive Plan (the “Plan”) and the forms of award agreements applicable to the Plan. The Plan and the Form of Non-Qualified Stock Option Agreement applicable to the Plan are already on file with the Registrant’s Form 10-K for the year ended December 31, 2005. This Current Report on Form 8-K/A (Amendment No. 1) is being filed for the purpose of filing as Exhibit 99.1 hereto the Form of Restricted Shares Agreement applicable to the Plan.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Form of Restricted Shares Agreement under the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.

Date: August 11, 2006	By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Restricted Shares Agreement under the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan